Exhibit 10.1

BIORA THERAPEUTICS, INC.

CONVERTIBLE NOTES EXCHANGE AGREEMENT

FOR COMMON STOCK AND WARRANTS

September 18, 2023

The undersigned (the “Undersigned”), with respect to its accounts set forth on Exhibit A hereto (“Accounts”) (each Account, as well as the Undersigned if it is exchanging Outstanding Notes hereunder, a “Holder”), enters into this Exchange Agreement (this “Agreement”) with Biora Therapeutics, Inc. (the “Company”), as of the date first written above whereby the Holders will exchange outstanding 7.25% Convertible Senior Notes due 2025 issued by the Company (the “7.25% Notes”) for shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), one or more pre-funded warrant to purchase shares of Common Stock in substantially the form of Exhibit B (the “Pre-Funded Warrants”) and one or more warrants in substantially the form of Exhibit C (the “Additional Warrants” and, together with the Pre-Funded Warrants, the “Warrants”).

On and subject to the terms hereof, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF NOTES

Section 1.1 Exchange. Upon and subject to the terms set forth in this Agreement, at the Closing, the Undersigned hereby agrees to cause each Holder to deliver to the Company the aggregate principal amount of 7.25% Notes set forth opposite such Holder’s name under the heading “Exchanged Notes” on Exhibit A hereto (such principal amount of 7.25% Notes, the “Exchanged Notes”) in exchange for, and the Company hereby agrees to issue to the Holder (or to one or more of such Holder’s Affiliates (as defined below), as directed by the Undersigned or such Holder), (i) the number of shares of Common Stock set forth opposite such Holder’s name under the heading “Holder New Shares” on Exhibit A hereto, (ii) one or more Pre-Funded Warrants to purchase the aggregate number of shares of Common Stock set forth opposite such Holder’s name under the heading “Pre-Funded Warrant Shares” on Exhibit A hereto, (iii) one or more Additional Warrants to purchase the aggregate number of shares of Common Stock set forth opposite such Holder’s name under the heading “Additional Warrant Shares” on Exhibit A hereto, and (iv) an amount in cash equal to the accrued and unpaid interest on the Exchanged Notes to but excluding the Closing Date (the “Escrowed Cash”), which cash amount shall be held by the Company in escrow pursuant to an escrow agreement in substantially the form of Exhibit D (the “Escrow Agreement”). The shares of Common Stock issued to each Holder as set forth on Exhibit A shall be referred to as the “Holder New Shares,” the Holder New Shares and the Warrants shall be collectively referred to as the “Equity Consideration,” and the Equity Consideration and the Escrowed Cash shall be collectively referred to the as the “Consideration.” The Consideration shall represent satisfaction in full of all principal and interest on the Exchanged Notes from and after the Closing Date. The transactions contemplated by this Agreement, including without limitation the issuance, delivery and acceptance of the Consideration, the entry into the Escrow Agreement and the exchange and sale of the Exchanged Notes are collectively referred to herein as the “Transactions.”

Section 1.2 Reserved.

Section 1.3 Closing. Subject to the satisfaction or valid waiver of all the closing conditions set forth in Article IV hereto, the closing of the Transactions (the “Closing”) shall occur on or before 9:00 a.m. (New York City time) on or before September 19, 2023 or such other date as the parties may mutually agree (the “Closing Date”). At the Closing, (a) each Holder shall deliver or cause to be delivered to the Company all right, title and interest in and to its Exchanged Notes as specified on Exhibit A hereto, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Exchanged Notes, free and clear of any Liens and (b) the Company shall deliver to each Holder (or to one or more of such Holder’s Affiliates, as directed by the Undersigned or such Holder) the Consideration as specified on Exhibit A hereto (which, in the case of the Escrowed Cash, shall be held by the Company in escrow pursuant to the terms of the Escrow Agreement), free and clear of any Liens created by the Company. The cancellation of the Exchanged Notes and delivery of the Consideration shall be effected by the electronic exchange of documents at the Closing. At the Closing, (A) each Holder shall be deemed to have delivered the Exchanged Notes and (B) the Company shall deliver to each Holder written confirmation of the issuance of the Holder New Shares in book entry form registered in the name of the Holder (or to one or more of such Holder’s Affiliates, as directed by the Undersigned or such Holder) on the Company’s share register maintained by the Company’s transfer agent, (ii) executed Warrants for the portion of the Equity Consideration consisting of Warrants, (iii) an executed counterpart to the Escrow Agreement and (iv) shall be deemed to have delivered 7.25% Notes not constituting the Exchange Notes. Promptly after the Closing each Holder shall deliver to the trustee the physical certificates representing the Exchanged Notes and the Company shall deliver to each Holder one or more physical certificates representing the balance of 7.25% Notes not constituting the Exchange Notes that were represented by the physical certificates delivered by each Holder.

Section 1.4 No Joint Liability. The obligations of each Holder under this Agreement are several and not joint, and no Holder shall have liability to any person for the performance or non-performance of any obligation of any other Holder hereunder.

ARTICLE II

COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Each Holder, severally and not jointly, hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company, and all such covenants, representations and warranties shall survive the Closing.

Section 2.1 Power and Authorization. Each of the Undersigned and such Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions. If the Undersigned is executing this Agreement on behalf of Accounts, (a) the Undersigned has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each Account listed as a Holder on Exhibit A, and (b) Exhibit A hereto is a true, correct and complete list of the information purported to be set forth therein.

Section 2.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Undersigned and constitutes a legal, valid and binding obligation of the Undersigned and such Holder, enforceable against the Undersigned and such Holder in accordance with its terms, except as such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, or (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). Upon execution and delivery, each other Transaction Document (as defined below) to which it is a party will constitute a legal, valid and binding obligation of the Undersigned and such Holder, enforceable against the Undersigned and such Holder in accordance with their terms, except as such enforcement may be subject to the Enforceability Exceptions. The execution and delivery of this Agreement and each other Transaction Document to which it is a party and the consummation of the Transactions will not violate, conflict with or result in a breach of or default under (i) the Undersigned’s or the applicable Holder’s organizational documents (or any similar documents governing each Account), (ii) any agreement or instrument to which the Undersigned or the applicable Holder is a party or by which the Undersigned or the applicable Holder or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Undersigned or the applicable Holder, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults would not affect the Undersigned’s or the applicable Holder’s ability to consummate the Transactions in any material respect.

Section 2.3 Title to the Exchanged Notes. (a) Such Holder is the sole legal and beneficial owner of the Exchanged Notes set forth opposite its name on Exhibit A hereto; (b) such Holder has good, valid and marketable title to its Exchanged Notes, free and clear of any Liens (other than pledges or security interests that such Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker and any restrictions on transfer arising by operation of applicable securities laws); (c) such Holder has not, in whole or in part, except as described in the preceding clause (b), (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Exchanged Notes or its rights, title or interest in and to its Exchanged Notes or (ii) given any person or entity (other than the Undersigned) any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes; and (d) upon such Holder’s delivery of its Exchanged Notes to the Company pursuant to the Transactions, such Exchanged Notes shall be free and clear of all Liens created by the Holder or any other person acting for the Holder.

Section 2.4 Institutional Accredited Investor or Qualified Institutional Buyer. Each Holder is either: (a) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or (b) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act.

Section 2.5 No Prohibited Transactions. The Undersigned and such Holder have not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party (other than (i) its advisors or as required by Applicable Law (as defined below) or (ii) with the Company’s prior approval or consent) any information regarding the Transactions, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that the Undersigned was first contacted by either the Company or any other person regarding the Transactions or this Agreement, and the Undersigned and such Holder shall not engage in any such activities until the Disclosure Time (as defined below). “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including without limitation on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2.6, subject to the Undersigned’s and such Holder’s compliance with their respective obligations under the U.S. federal securities laws and the Undersigned’s and such Holder’s respective internal policies, (a) “Undersigned” and “Holder” shall not be deemed to include any employees, subsidiaries, desks, groups or “affiliates” (as such term is defined in Rule 405 promulgated under the Securities Act, an “Affiliate”) of the Undersigned or the applicable Holder that are effectively walled off by appropriate “fire wall” information barriers approved by the Undersigned’s or such Holder’s respective legal or compliance department (and thus such walled off parties have not been privy to any information concerning the Transactions), and (b) the foregoing representations and covenants of this Section 2.5 shall not apply to any transaction by or on behalf of an Account that was effected without the advice or participation of, or such Account’s receipt of information regarding the Transactions provided by, the Undersigned or the applicable Holder.

Section 2.6 Adequate Information; No Reliance. The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Transactions and has had the opportunity to review the Company’s filings and submissions with the SEC, including, without limitation, all information filed or furnished pursuant to the Exchange Act (collectively, the “Public Filings”), and (b) the Holder has had the opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects and the terms and conditions of the Transactions, (c) the Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Transactions and to make an informed investment decision with respect to such Transactions, (d) the Holder has evaluated the tax and other consequences of the Transactions and receipt and ownership of the Consideration, as applicable, with its tax, accounting or legal advisors, (e) the Company is not acting as a fiduciary or financial or investment advisor to the Holder and (f) the Holder is not relying, and none have relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its Affiliates or representatives except for (i) the Public Filings and (ii) the representations and warranties made by the Company in this Agreement. Each of the Undersigned and such Holder is able to fend for itself in the Transactions, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Equity Consideration; has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; and acknowledges that investment in the Equity Consideration involves a high degree of risk.

Section 2.7 Acknowledgements. The Undersigned acknowledges and agrees on behalf of itself and such Holder that none of the issuance of the Equity Consideration pursuant to the Transactions nor the issuance of any shares of Common Stock upon exercise of any of the Warrants (the “Warrant Shares”) has been registered or qualified under the Securities Act or any state securities laws, and the Common Stock and any Warrant Shares are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available.

Section 2.8 Taxpayer Information. Such Holder will deliver to the Company a complete and accurate IRS Form W-9 or IRS Form W-8BEN, W-8BEN E or W-8ECI, as appropriate.

Section 2.9 Further Action. Each of the Undersigned and such Holder agrees that it will, upon request, execute and deliver any additional documents deemed by the Company, the trustee for the 7.25% Notes or the Company’s transfer agent to be reasonably necessary to complete the Transactions.

ARTICLE III

COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holders, and all such covenants, representations and warranties shall survive the Closing.

Section 3.1 Power and Authorization. The Company has been duly incorporated and is validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder, and to consummate the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity or third party is required in connection with the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated by the Transaction Documents, except as may be required under any state or federal securities laws.

Section 3.2 Valid and Enforceable Agreements; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions. Upon execution and delivery, the Warrants and the IRA Amendment (as defined below) (this Agreement, together with the Warrants and the IRA Amendment, collectively, the “Transaction Documents”) will constitute a legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to the Enforceability Exceptions. The execution and delivery of the Transaction Documents and consummation of the transactions contemplated thereby will not violate, conflict with or result in a breach of or default under (a) the charter, bylaws or other organizational documents of the Company, (b) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except in the case of clauses (b) or (c), where such violations, conflicts, breaches or defaults would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial position, business or results of operations of the Company and its subsidiaries, taken as a whole or affect the Company’s ability to consummate the Transactions in any material respect.

Section 3.3 Validity of Warrants and Warrant Shares. The issuance of the Warrants has been duly authorized by the Company and, when executed by the Company and delivered to the applicable Holder pursuant to the Transactions against delivery of the Exchanged Notes therefor in accordance with the terms of this Agreement, the Warrants will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforcement may be subject to the Enforceability Exceptions, and will be free of any Liens created by the Company, and the issuance of the Warrants will not be subject to any preemptive, participation, rights of first refusal or other similar rights. Assuming the accuracy of each Holder’s representations and warranties hereunder, the Warrants (a) will be issued in the Transactions exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) or 4(a)(2) of the Securities Act and (b) will be issued in compliance with all applicable state and federal laws. For the purposes of Rule 144 promulgated under the Securities Act, the Company acknowledges that, assuming the accuracy of each Holder’s representations and warranties hereunder, the holding period of the Warrants may be tacked onto the holding period of the Exchanged Notes, and the Company agrees not to take a position contrary thereto.

The Warrant Shares have been duly authorized and reserved by the Company for issuance upon exercise of the Warrants and, when issued upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable and free of any Liens, and the issuance of any such Warrant Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights.

Section 3.4 Validity of Holder New Shares. The issuance of the Holder New Shares has been duly authorized by the Company and, when issued is accordance with this Agreement, the Holder New Shares will be validly issued, fully paid and non-assessable and free of any Liens created by the Company, and the issuance of the Holder New Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights. Assuming the accuracy of each Holder’s representations and warranties hereunder, the Holder New Shares (a) will be issued in transactions exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) or 4(a)(2) of the Securities Act, and (b) will be issued in compliance with all applicable state and federal laws. For the purposes of Rule 144 promulgated under the Securities Act, the Company acknowledges that, assuming the accuracy of each Holder’s representations and warranties hereunder, the holding period of the Holder New Shares may be tacked onto the holding period of the Exchanged Notes, and the Company agrees not to take a position contrary thereto.

Section 3.5 Listing Approval. At the Closing, the Holder New Shares and the Warrant Shares shall be approved for listing on The Nasdaq Global Market.

Section 3.6 Disclosure. On or before 9:00 a.m. (New York City time) on the first business day following the date of this Agreement or such other date as the parties may agree (the “Disclosure Time”), the Company shall file with the SEC a Current Report on Form 8-K disclosing the material terms of the Transactions.

Section 3.7 No Litigation. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that relates to or that would reasonably be expected to impede the consummation of the Transaction contemplated hereby.

Section 3.8 SEC Filings; Disclosure. As of their respective filing dates, the Public Filings filed since January 1, 2023 complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such Public Filings, and none of such Public Filings, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Other than the Transactions, as of the date hereof, no material event or circumstance has occurred which would be required to be publicly disclosed or announced pursuant to the provisions of the SEC’s Form 8-K which has not been so publicly announced or disclosed on Form 8-K.

Section 3.9 Certain Approvals. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including without limitation any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s constituent documents or the laws of the State of Delaware that are or could become applicable to any Holder as a result of any Holder or the Company fulfilling their respective obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Equity Consideration or the Warrant Shares. In light of Section 2(e) of each Warrants, there are no change of control, severance, bonus or similar payments due and payable by the Company or any of its subsidiaries as a result of the Company fulfilling their respective obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Equity Consideration or the Warrant Shares.

Section 3.10 Solvency. After giving effect to the Transactions, (a) the fair saleable value of the Company’s consolidated assets exceeds the fair value of the Company’s liabilities, (b) the Company will not be left with unreasonably small capital and (c) the Company will be able to pay its debts (including trade debts) as they become due (whether at maturity or otherwise) (without taking into account any forbearance or extensions related thereto).

Section 3.11 Further Action. The Company agrees that it will, upon request, execute and deliver any additional documents deemed by the Undersigned or the Holder, the trustee for the 7.25% Notes or the Company’s transfer agent to be reasonably necessary to complete the Transactions.

ARTICLE IV

CLOSING CONDITIONS & NOTIFICATION

Section 4.1 Conditions to Obligations of the Undersigned, each Holder and the Company. The obligations of the Undersigned to cause each Holder to deliver the Exchanged Notes and of the Company to deliver the Consideration are subject to the satisfaction at or prior to the Closing of the following conditions:

(a)

no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and precludes consummation of the Transactions, or the transactions contemplated by the Transaction Documents, and no statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal this Agreement, the Transaction Documents, the transactions contemplated hereby or thereby;

(b)	there shall be no action, lawsuit, arbitration, claim or proceeding pending that enjoins the consummation of this Agreement, the Transaction Documents, the transactions contemplated hereby or thereby;

(c)

solely with regard to the obligations of the Undersigned to cause each Holder to deliver the Exchanged Notes, (i) the representations and warranties of the Company contained in Article III shall be true and correct as of the Closing in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) with the same effect as though such representations and warranties had been made as of the Closing, and each of the representations and warranties contained therein shall be deemed to have been reaffirmed and confirmed as of the Closing Date and (ii) the Company shall have complied, in all material respects, with all covenants and other agreements in this Agreement required to be performed by the Company at or prior to Closing;

(d)

solely with regard to the obligation of the Company to deliver the Consideration, (i) the representations and warranties of each Holder contained in Article II shall be true and correct as of the Closing in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) with the same effect as though such representations and warranties had been made as of the Closing, and each of the representations and warranties contained therein shall be deemed to have been reaffirmed and confirmed as of the Closing Date and (ii) each Holder shall have complied, in all material respects, with all covenants and other agreements in this Agreement required to be performed by them at or prior to Closing;

(e)	the Company and the Holders shall have entered into and delivered the Warrants and the Escrow Agreement;

(f)

the Company and the Undersigned shall have entered into an amendment to the Fourth Amended And Restated Investor Rights Agreement dated August 27, 2019 (the “IRA Amendment”) in substantially the form of Exhibit E; and

(g)

solely with regard to the obligations of the Undersigned to cause each Holder to deliver the Exchanged Notes, the Company shall have delivered to each Holder (i) an opinion of Gibson, Dunn & Crutcher, counsel to the Company, addressed to such Holder, in form and substance reasonably acceptable to such Holder and (ii) such other customary documentation as such Holder shall reasonably request.

Section 4.2 Notification. The Undersigned hereby covenants and agrees to promptly notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant contained in Article II to be false or incorrect in any material respect (except for those representations and warranties that are qualified by materiality or material adverse effect, in all respects). The Company hereby covenants and agrees to notify the Undersigned and the Holders upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant contained in Article III to be false or incorrect in any material respect (except for those representations and warranties that are qualified by materiality or material adverse effect, in all respects).

ARTICLE V

INDEMNIFICATION

Section 5.1 Indemnification. The Company agrees to indemnify each of the Holders and their Affiliates, and their respective equityholders, directors, officers, employees, agents, members, partners, managers, advisors (and any other persons with a functionally equivalent role notwithstanding a lack of such title or any other title) and each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Indemnified Party” and, collectively, the “Indemnified Parties”) from and against any losses, claims, damages, expenses or liabilities, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, claims, damages or liabilities of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of counsel and all other reasonable and documented expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them) (collectively, “Losses”), as a result of, relating to, arising out of, or resulting from any Third-Party Claim (as defined herein) asserted against such Indemnified Party arising from or in any way related to, or as a result of any action taken or purported to have been taken by any person in connection with the consummation of, the transactions contemplated by this Agreement or any of the other Transaction Documents.

Section 5.2 Indemnification Procedures. Promptly after any Indemnified Party has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person (other than the Company and its Affiliates or any other Holder or its Affiliates, but including any derivative action, suit or proceeding) (each a “Third-Party Claim”), which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the Company prompt written notice of such Third-Party Claim or the commencement of such action, suit or proceeding, but failure to so notify the Company will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Company is prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Company shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Company pursues the same diligently and in good faith. If the Company undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Company and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Company with any books, records and other information reasonably requested by the Company and in the Indemnified Party’s possession or control; provided, that such disclosure would not affect any privilege relating to the Indemnified Party or result in a violation of law or any confidentiality obligation; provided, further, that such requesting party shall, if reasonably requested by the Indemnified Party, enter into a reasonably and customary confidentiality agreement relating to such request. Such cooperation of the Indemnified Party shall be at the reasonable cost of the Company, including the reasonable and documented fees and disbursements of counsel to assist the Indemnified Party in connection with such cooperation. After the Company has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Company diligently pursues such defense, the Company shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if the Company has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party, then the Indemnified Party shall have the right to select its own counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such counsel (in addition to any necessary local counsel) and other reasonable expenses related to such participation to be reimbursed by the Company as incurred. Notwithstanding any other provision of this Agreement, (x) the Company shall not settle any Third-Party Claim under which indemnification may be sought hereunder without the consent of the applicable Indemnified Parties unless the settlement thereof imposes no liability or obligation on, and includes a complete, unconditional and irrevocable release from liability of, and does not include any statement or admission of fault, culpability, wrongdoing or malfeasance by, the Indemnified Party and (y) the Company shall not be liable for any settlement entered into by an Indemnified Party without the consent of the Company.

If the indemnification provided in the preceding paragraph is insufficient, not permitted by applicable law or is judicially determined to be unavailable, then in lieu of indemnifying such Indemnified Person hereunder, the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of any applicable losses and expenses in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Indemnified Persons, on the other hand or, if such allocation is not sufficient, permitted by applicable law or available, in such proportion as to reflect not only such relative benefits but also the relative fault of each of the Company and the Indemnified Persons.

Section 5.3 Limitation on Liability. Notwithstanding anything to the contrary in this Agreement, none of the Company nor its Affiliates shall be required to indemnify or hold harmless any Indemnified Party to the extent of any Losses that are finally determined by a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Party, from a willful and material breach of a Holder of its obligations under this Agreement or from a claim solely among the Indemnified Parties. To the extent that the Company or its Affiliates have provided indemnification pursuant to this Article V prior to any such determination by a court of competent jurisdiction, each Indemnified Party so determined to have suffered such non-indemnifiable Losses shall promptly refund to the Company, by wire transfer of immediately available funds, any amounts so advanced by the Company or its Affiliates.

Section 5.4 Release. In consideration for the agreements and covenants set forth in this Agreement, the Company, on behalf of itself and each of its Affiliates, knowingly, voluntarily and unconditionally releases and forever discharges from and for, and covenants not to sue, each Indemnified Party for any and all actions or inactions arising out of, relating to, or resulting from the Transactions that the Company has or may have, now or in the future; provided, however, that this Section 5.4 will not apply to any claims against any Holder with respect to a breach of this Agreement or any other Transaction Document.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Entire Agreement. This Agreement and any documents and agreements executed in connection with the Transactions embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or Affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 6.2 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 6.3 Governing Law; Waiver of Jury Trial. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules. Each of the Company and the Undersigned, on behalf of itself and on behalf of each Holder, irrevocably waives any and all right to trial by jury with respect to any legal proceeding arising out of the Transactions contemplated by this Agreement.

Section 6.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 6.5 Use of Holder Names. Neither the Company nor any of its Affiliates and subsidiaries (if any) (collectively, the “Company Group”) shall identify, or permit any of its employees, agents or representatives to identify, Undersigned or the Holder (whether in connection with the Company or in the Undersigned or the Holder’s capacity as an investor in the Company) in any written or oral public communications or issue any press release or other disclosure of the Undersigned’s or the Holder’s name or the name of any of its Affiliates, or any derivative of any of the foregoing names (collectively, the “Holder Names”), in each case except (i) as authorized in writing in advance by the Holder in each such instance (electronic mail to suffice) or (ii) as required by applicable law, legal process or regulatory request (“Applicable Law”); provided, that such disclosing member of the Company Group as soon as practicable notifies the Holder of such requirement (except where prohibited by Applicable Law ) so that the Holder (or its applicable Affiliate) may seek a protective order or other appropriate remedy prior to such disclosure. Notwithstanding the foregoing, the Company may make disclosures to an auditor or governmental or regulatory authority pursuant to any routine investigation, inspection, examination or inquiry without providing the Holder with any notification thereof, unless the Holder is the subject of any such investigation, inspection, examination or inquiry (in which case the preceding sentence shall govern).

Section 6.6 Reserved.

Section 6.7 Severability. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision or the validity and enforceability of this Agreement.

Section 6.8 Assignment; Binding Effect. No Holder shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the Company, and the Company shall not convey, assign or otherwise transfer any of its rights and obligations under this Agreement without the express written consent of each Holder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 6.9 Waiver; Remedies. No delay on the part of the Undersigned, any Holder or the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Holder or the Company of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement. All waivers under this Agreement shall be in writing and signed by the party against whom such waiver is to enforced.

Section 6.10 Amendment. This Agreement may be modified or amended only by written agreement of each of the parties to this Agreement.

Section 6.11 Survival. The provisions of Article II, Article III, Section 4.2, Article V and Article VI shall survive the Closing.

Section 6.12 Notice. Any notice or communications hereunder shall be in writing and will be deemed to have been given if delivered in person or by electronic transmission or by registered or certified first-class mail or courier service to the following addresses, or such other addresses as may be furnished hereafter by notice in writing:

if to the Company:

4330 La Jolla Village Drive

Suite 200

San Diego, CA 92122

Email: clarke.neumann@bioratherapeutics.com

With a copy to: legaldeptcontractnotices@bioratherapeutics.com if to the Holders, as set forth on Exhibit A hereto.

Section 6.12 Termination. The Company may terminate this Agreement if there has occurred any breach or withdrawal by the Undersigned or a Holder of any covenant, representation or warranty set forth in Article II. The Undersigned or a Holder may terminate this Agreement if (i) there has occurred any breach or withdrawal by the Company of any covenant, representation or warranty set forth in Article III or (ii) the Closing has not occurred by 5:00 p.m. (New York City time) on the tenth (10th) business day following the date hereof.

Section 6.13 Consent Right to Certain Transactions. Prior to the one year anniversary of the Closing, the Company shall not, without each Holder’s prior written consent, issue Common Stock or any other equity or equity-linked securities to any person in exchange or as consideration for 7.25% Notes, or agree with any person to do any of the foregoing, on terms (economic or otherwise) that are more favorable to any other person than the terms of this Agreement are to the Holders. To avoid doubt, any issuance of Common Stock or any other equity or equity-linked securities to any person in exchange or as consideration for 7.25% Notes, or agree with any person to do any of the foregoing, at a price per share of Common Stock (or having a conversion, exercise or exchange price per share of Common Stock) less than the price at which any shares of Common Stock are issued or issuable (including upon conversion, exercise or exchange of any securities other than Pre-Funded Warrants) pursuant to or in connection with this Agreement shall constitute terms that are more favorable to another person other than the Holders for purposes of this Section 6.13.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

BIORA THERAPEUTICS, INC.

By:	/s/ Eric d’Esparbes
Name:	Eric d’Esparbes
Title:	Chief Financial Officer

SIGNATURE PAGE TO

CONVERTIBLE NOTES EXCHANGE AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“UNDERSIGNED”:

ATHYRIUM OPPORTUNITIES III CO-INVEST 1 LP

By:	ATHYRIUM OPPORTUNITIES ASSOCIATES CO-INVEST LLC, its General Partner

By:	/s/ Rashida Adams
Name: Rashida Adams
Title: Authorized Signatory

SIGNATURE PAGE TO

CONVERTIBLE NOTES EXCHANGE AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“UNDERSIGNED”:

ATHYRIUM OPPORTUNITIES III ACQUISITION LP

By:	ATHYRIUM OPPORTUNITIES ASSOCIATES III LP, its General Partner

By:	ATHYRIUM OPPORTUNITIES ASSOCIATES III GP LLC, its General Partner

By:	/s/ Rashida Adams
Name: Rashida Adams
Title: Authorized Signatory

SIGNATURE PAGE TO

CONVERTIBLE NOTES EXCHANGE AGREEMENT

EXHIBIT A

Holders

EXHIBIT B

Form of Pre-Funded Warrant

EXHIBIT C

Form of Additional Warrant

EXHIBIT D

Escrow Agreement

EXHIBIT E

Amendment to Investor Rights Agreement